EXHIBIT 10.73

                                                                  March 31, 1999



IMC Mortgage Company
5901 E. Fowler Avenue
Tampa, Florida 33617


               Amended and Restated Loan Agreement

Ladies and Gentlemen:

               Reference  is  made to the  Acquisition  Agreement,  dated  as of
February 19, 1999, among Greenwich Street Capital Partners II, L.P., a Delaware limited partnership ("GSCP"), Greenwich Fund, L.P., a Delaware limited partnership,  GSCP  Offshore  Fund,  L.P.,  a Cayman  Islands  exempted  limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, and TRV Executive Fund, L.P., a Delaware limited partnership (collectively, together with GSCP, the "GSCP Funds") and IMC Mortgage Company, a Florida corporation ("IMC"), pursuant to which GSCP and its affiliates would (i) transfer and deliver to IMC for cancellation the 23,760.758 shares of Class C Exchangeable Preferred Stock, par value $.01 per share, of IMC held by the GSCP Funds, and (ii) enter into an amendment and restatement of the loan agreement and fund $35 million of additional advances thereunder, in consideration of which IMC agreed to issue and deliver to the GSCP Funds, common stock, par value $0.001 per share, of IMC (the "Common Stock") representing approximately 93.5% of the Common Stock outstanding after such issuance (the "Acquisition").

               Each of the GSCP Funds hereby agrees, simultaneously with consummation of the Acquisition, to (i) enter into the Amended and Restated Loan Agreement in the form attached hereto as Exhibit A (the "Loan Agreement") and
(ii) fund the Additional Advances (as defined in the Loan Agreement), on the terms and subject to the conditions set forth in the Loan Agreement.

               This Letter Agreement may not be assigned or otherwise transferred to any other person without the prior written consent of the undersigned. The terms of this Letter Agreement may not be modified or otherwise amended, or waived, except pursuant to a written agreement signed by IMC and the undersigned. This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

                             Very truly yours,


                             GREENWICH STREET CAPITAL PARTNERS II, L.P.
                             GSCP OFFSHORE FUND, L.P.
                             GREENWICH FUND, L.P.
                             GREENWICH STREET EMPLOYEES FUND, L.P.
                             TRV EXECUTIVE FUND, L.P.

                                    By:     GREENWICH STREET
                                            INVESTMENTS II, L.L.C.,
                                            their General Partner


                                            By:_________________________________
                                      Name:
                                              Title:  Managing Member


Agreed to as of the date first above written.

IMC MORTGAGE COMPANY



By:____________________________
     Name:
     Title:


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